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                                                                    EXHIBIT 16.1

                     [WILSON MCCALL & ASSOCIATES LLP LETTERHEAD]







                                    April 10, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

     We have read the section entitled Change in Accountants in the Registration Statement on Form S-1 of bebe stores, inc. (formerly Babe, Inc.) to be filed with the Securities and Exchange Commission on or about April 10, 1998 and concur with the statements contained therein.


                                   Very truly yours,

                                   WILSON, McCALL & ASSOCIATES LLP
                                   Formerly WILSON, McCALL & DAORO


                                   /s/ Daniel R. McCall
                                   ------------------------------------
                                   Daniel R. McCall

DRW/cw